UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 3, 2008

PENN NATIONAL GAMING, INC.

Commission file number 0-24206
Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania
IRS Employer Identification No. 23-2234473
825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

     On July 3, 2008, Penn National Gaming, Inc. (the “Company”) entered into an agreement with certain affiliates of Fortress Investment Group LLC (“Fortress”) and Centerbridge Partners, L.P. (“Centerbridge”) to terminate that certain Agreement and Plan of Merger, dated as of June 15, 2007 (the “Merger Agreement”), by and among the Company, PNG Acquisition Company Inc. (“Parent”) and PNG Merger Sub Inc., a wholly-owned subsidiary of Parent (“Merger Sub”). In connection with the termination of the Merger Agreement, the Company is to receive a total of $1.475 billion, consisting of a $225 million cash termination fee and the purchase of $1.25 billion of the Company’s redeemable preferred equity due 2015. A summary of certain pertinent terms and conditions related to the merger termination and stock purchase are described in this Current Report on Form 8-K, and such description is qualified in its entirety by reference to the exhibits attached hereto.

Stock Purchase Agreement

     On July 3, 2008, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) among the Company, FIF V PFD LLC (“FIF,” an affiliate of Fortress), Centerbridge Capital Partners, L.P. (“Centerbridge Capital,” an affiliate of Centerbridge), Deutsche Bank Investment Partners, Inc. (“DBIP”) and Wachovia Investment Holdings, LLC (“WIH,” and, collectively with FIF, Centerbridge Capital and DBIP, the “Purchasers”), pursuant to which, among other things, the Company agreed to sell to the Purchasers 12,500 shares of Series B Redeemable Preferred Stock of the Company, par value $0.01 (the “Series B Preferred Stock”) for an aggregate purchase price of $1.25 billion (the “Purchase Price”). Pursuant to the terms of the Purchase Agreement, simultaneously with the execution of the Purchase Agreement, the Purchasers made a payment (the “Deposit”) of $475 million to the Company. The terms of the Purchase Agreement also provide that prior to 10:00 am on July 21, 2008, the Purchasers shall deposit the remaining $775 million of the Purchase Price (such amount, the “Balance Payment”) to First American Title Insurance Company (the “Escrow Agent”) to be held in escrow and released to the Company at closing in exchange for the delivery to the Purchasers of certificates representing Series B Preferred Stock. Consummation of the Purchase Agreement is subject to the satisfaction of certain conditions to closing, including (but not limited to) the following: (i) receipt of required gaming approvals; (ii) no law or injunction prohibiting the consummation of the investment; (iii) the Termination and Settlement Agreement (described below and filed as Exhibit 10.2 hereto) being in full force and effect; and (iv) the Investor Rights Agreement (described below and filed as Exhibit 4.2 hereto) being in full force and effect. If the Purchase Agreement is terminated prior to consummation, then the Balance Payment will be released to the Purchasers from escrow and the Company will retain the Deposit. The Purchase Agreement contains customary public company representations and warranties by the Company to the Purchasers, and customary representations and warranties from the Purchasers to the Company.

     The Statement with Respect to Shares of Series B Redeemable Preferred Stock of the Company (the “Statement with Respect to Shares”) is attached to the Purchase Agreement and is filed as Exhibit 4.1 hereto. Under the terms of the Statement with Respect to Shares, holders of Series B Preferred Stock will participate in dividends paid to the common shares of the Company, par value $0.01 per share (the “Common Stock”) on an as-converted basis; to the extent that the Company pays a special dividend, such special dividend will reduce the amount to be paid to the Series B Preferred Stock upon a liquidation or redemption. The Series B Preferred Stock is nonvoting stock. However, in the event of a change-in-control or other significant transaction in which the value of the consideration that will be paid to shareholders is less than $45 per share (which threshold is subject to adjustment in certain circumstances), the Series B Preferred Stock will be entitled to vote on such transaction alongside the Common Stock, on an as-converted basis. Furthermore, special dividends above certain thresholds, issuance of equity securities senior to or on a parity with the Series B Preferred Stock, stock repurchases, other than repurchases in the open market and repurchases by tender offer at not greater than a 20% premium, and certain amendments to the Statement with Respect to Shares require the consent of a majority of the Series B Preferred Stock.

     The Series B Preferred Stock is redeemable, in full but not in part, after seven years or upon consummation of certain change-in-control transactions in which all shares of Common Stock receive consideration in the transaction. Upon consummation of such a change-in-control transaction, the Series B Preferred Stock will be entitled to cash and/or other consideration paid to the Common Stock in such transaction, in an amount equal to the net present value of the Purchase Price, subject to increase or decrease in the event that the value of the consideration paid to the Common Stock is greater than $67 per share or less than $45 per share, respectively, which thresholds are subject to adjustment in certain circumstances. After seven years, the Series B Preferred Stock is redeemable either for cash or Common Stock, at the sole option of the Company. In the event that the Company elects to issue an amount of Common Stock in excess of the amount that does not require shareholder approval pursuant to the rules of NASDAQ (or the rules of the exchange or market on which the Common Stock is then listed or quoted) and the Company has not obtained such required shareholder approval, and in certain other circumstances, the Company has agreed to conduct a public offering of such excess shares on behalf of the holders of Series B Preferred Stock. The payment to the holders of the Series B Preferred Stock upon redemption after seven years is subject to increase or decrease in the event that the average trading price of the Common Stock (measured over a 20 trading-day interval) is greater than $67 per share or less than $45 per share, respectively. The Series B Preferred Stock will have an aggregate liquidation preference equal to the Purchase Price, subject to certain adjustments.

     The Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Statement with Respect to Shares is filed as Exhibit 4.1 hereto and is incorporated herein by reference. The foregoing description of the Purchase Agreement and the Statement with Respect to Shares does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Investor Rights Agreement

     In connection with the execution of the Purchase Agreement, on July 3, 2008, the Company entered into an Investor Rights Agreement with the Purchasers (the “Investor Rights Agreement”). Under the terms of the Investor Rights Agreement, the Company has agreed to use its reasonable efforts to, within 60 days of the closing of the sale of the Series B Preferred Stock, file with the Securities and Exchange Commission (the “SEC”) a short-form registration statement for the registration and sale of the Series B Preferred Stock and Common Stock owned by the Purchasers in connection with the Purchase Agreement (the “Registrable Securities”). The Company is required to keep the shelf registration statement continuously effective under the Securities Act of 1933, as amended (the “Securities Act”), until the earlier of (i) such time as all Registrable Securities have been sold and (ii) such time as the Purchasers Beneficially Own (as defined in the Investor Rights Agreement) less than 2.5% of the Common Stock on a fully-diluted basis (including Common Shares issuable upon redemption of the Preferred Stock at maturity). The Purchasers and any permitted transferees of Registrable Securities are also entitled to four demand registrations and unlimited piggyback registration during the term of the Investor Rights Agreement.

     The Investor Rights Agreement provides that following the issuance of the Series B Preferred Stock and until FIF and its affiliates own less than 2/3 of the shares of Series B Preferred Stock issued to them on the closing of the sale of the Series B Preferred Stock, FIF and the Company must take all action in their power to appoint one designee of the Purchasers (the “Purchaser Designee”) as a Class II director of the Board of Directors of the Company (the “Board”) and to use all commercially reasonable efforts to cause the election of the Purchaser Designee at every meeting thereafter at which a Class II director is to be elected. The initial Purchaser Designee is Wesley R. Edens, who will be appointed to the Board as a Class II director subject to customary gaming approvals; the Class II directors will be up for reelection at the 2010 annual meeting of the shareholders of the Company. Mr. Edens is the founding principal, Chief Executive Officer and Chairman of the Board of Directors of Fortress.

     The Investor Rights Agreement contains a voting agreement requiring FIF and Centerbridge Capital to vote all shares of Common Stock owned by such person, or over which such person has voting control, as directed by a majority of the directors of the Company (other than the Purchaser Designee). The Investor Rights Agreement also contains a standstill agreement prohibiting FIF and its affiliates and Centerbridge Capital and its affiliates from acquiring Beneficial Ownership of additional securities of the Company (other than Common Stock in redemption of or exchange for Series B Preferred Stock) without prior written consent of the Board, transferring Series B Preferred Stock (or Common Stock acquired in redemption of or exchange for Series B Preferred Stock) without prior written consent of the Company or the Board to any person who would own more than 5% of the Common Stock on a fully-diluted basis (including Common Shares issuable upon redemption of the Preferred Stock at maturity) after such transfer and taking certain other actions with respect to the Company and its securities. The voting agreement and the standstill agreement expire (i) in relation to FIF, at any time that (a) FIF and its affiliates Beneficially Own (as defined in the Investor Rights Agreement) shares of Common Stock representing less than 10% of the Common Stock on a fully-diluted basis (including Common Shares issuable upon redemption of the Preferred Stock at maturity) and (b) the Purchaser Designee is no longer a director of the Company and (ii) in relation to Centerbridge Capital, at any time that Centerbridge Capital and its affiliates Beneficially Own (a) shares of Common Stock representing less than 10% of the Common Stock on a fully-diluted basis (including Common Shares issuable upon redemption of the Preferred Stock at maturity) and (b) less than 50% of the shares of Preferred Stock issued to it on the closing of the sale of the Series B Preferred Stock.

     The Investor Rights Agreement also grants certain preemptive rights and information rights to the Purchasers and imposes certain restrictions on transfers of Series B Preferred Stock without the consent of the Company.

     The Investor Rights Agreement is filed as Exhibit 4.2 hereto and is incorporated herein by reference. The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 1.02             Termination of a Material Definitive Agreement.

Termination and Settlement Agreement

     On July 3, 2008, the Company entered into a Termination and Settlement Agreement (the “Termination Agreement”) with Parent, Merger Sub, PNG Holdings LLC (“Holdings”), certain affiliates of Fortress (collectively, the “Fortress Parties”), certain affiliates of Centerbridge (collectively, the “Centerbridge Parties,” and, with Parent, Merger Sub, Holdings and the Fortress Parties, the “Sponsor Parties”), DBIP, WIH and the lenders identified therein (the “Lenders,” and, with DBIP and WIH, the “Lender Parties”). Under the Termination Agreement, effective upon the receipt by the Company of the Deposit and a payment of $225 million (the “Settlement Payment”) from Merger Sub, which occurred on July 3, 2008, (i) the Merger Agreement, (ii) the bridge commitment letters (“Bridge Commitment Letters”) between CB PNG Holdings LLC (“CB PNG”) and each of DBIP and WIH, (iii) the equity commitment letters (“Equity Commitment Letters”) among the Company, Parent, Holdings and the Fortress Parties and among the Company, Parent, Holdings and the Centerbridge Parties, (iv) the engagement letters (“Engagement Letters”) among Deutsche Bank Securities Inc. (“DBSI”), Wachovia Capital Markets, LLC (“WCM”) and the Fortress Parties and among DBSI, WCM and the Centerbridge

Parties, (v) the exclusivity letter (“Exclusivity Letter”) among Parent, Lenders and WIH, (vi) the fee letter (“Fee Letter”) among Parent, Lenders and WIH and (vii) the debt financing commitment letter (“Debt Financing Commitment Letter”) among Parent and the Lenders were terminated in their entirety.

     Under the Termination Agreement, the Company, the Sponsor Parties and the Lender Parties agree to release each other from all claims and actions arising out of or related to the Merger Agreement, the Bridge Commitment Letters, the Equity Commitment Letters, the Debt Financing Commitment Letter, the Engagement Letters, the Exclusivity Letter and the Fee Letter and the transactions contemplated thereby. The Company and the Sponsor Parties also agree to certain indemnification against losses from claims brought by former, present or future Company shareholders based on the execution of the Termination Agreement, the Merger Agreement, the Investor Rights Agreement, the Purchase Agreement or the escrow agreement, dated as of July 3, 2008 (the “Escrow Agreement”), by and among the Company, the Purchasers and the Escrow Agent, or based on the termination of the agreements under the Termination Agreement.

     The Termination Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 3.02        Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

     The Company is offering the Series B Preferred Stock to the Purchasers in reliance on exemptions from registration provided under Section 4(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

Item 3.03        Material Modification to Rights of Security Holders.

Amendment to Rights Agreement

     On July 3, 2008, the Company entered into Amendment No. 2 (“Amendment No. 2”) to the Rights Agreement, dated as of March 2, 1999 (the “Rights Agreement”), as amended June 15, 2007 ( “Amendment No. 1”), between the Company and Continental Stock Transfer and Trust Company, as Rights Agent (the “Rights Agent”). Amendment No. 2 supplements and adds certain definitions in the Rights Agreement and provides, among other things, that neither Fortress nor Centerbridge will be deemed to be Acquiring Persons or Adverse Persons (as such terms are defined in the Rights Agreement) solely by virtue of the approval, execution or delivery of the Purchase Agreement, the purchase and ownership of Series B Preferred Stock pursuant to the terms of the Purchase Agreement or the receipt and ownership of Common Stock upon a redemption of the Series B Preferred Stock.

     The Rights Agreement is filed as Exhibit 1 to the Company’s Current Report on Form 8-K, filed with the SEC on March 17, 1999, and is incorporated herein by reference. Amendment No. 1 is filed as Exhibit 4.2(a) to the Company’s Annual Report on Form 10-K, filed with the SEC on February 29, 2008. Amendment No. 2 is filed as Exhibit 4.3 hereto and is incorporated herein by reference. The foregoing descriptions of the Rights Agreement, Amendment No. 1 and Amendment No. 2 do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 5.02        Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 8.01        Other Events.

     On July 3, 2008, the Company issued a press release announcing the execution of the Purchase Agreement, Investor Rights Agreement, and Termination Agreement, and approval of related transactions. The press release also announced that the Board had authorized the repurchase of up to $200 million of Common Stock over the next 24 months and set forth guidance targets for financial results for the second and third quarters and full year of 2008. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference, with the correction that the payment of $775 million to the escrow agent is due by July 21, 2008, not July 18, 2008, as stated on page 3 of the press release. The foregoing description of the press release does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

4.1           Statement with Respect to Shares of Series B Redeemable Preferred Stock of Penn National Gaming, Inc., dated as of July 3, 2008.

4.2           Investor Rights Agreement, dated as of July 3, 2008, by and among Penn National Gaming, Inc., FIF V PFD LLC, Centerbridge Capital Partners, L.P., DB Investment Partners, Inc. and Wachovia Investment Holdings, LLC.

4.3           Amendment No. 2, dated as of July 2, 2008, to the Rights Agreement, dated as of March 2, 1999, as amended June 15, 2007, by and between Penn National Gaming, Inc. and Continental Stock Transfer and Trust Company.

10.1         Stock Purchase Agreement, dated as of July 3, 2008, by and among Penn National Gaming, Inc., FIF V PFD LLC, Centerbridge Capital Partners, L.P., DB Investment Partners, Inc. and Wachovia Investment Holdings, LLC.

10.2         Termination and Settlement Agreement, dated as of July 3, 2008, by and among Penn National Gaming, Inc., PNG Acquisition Company Inc., PNG Merger Sub Inc., PNG Holdings LLC, FIG PNG Holdings LLC, Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund D) L.P., Fortress Investment Fund V (Fund E) L.P., Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V (Fund C) L.P., Fortress Investment Fund V (Fund F) L.P., CB PNG Holdings LLC, Centerbridge Capital Partners, L.P., Centerbridge Capital Partners Strategic, L.P., Centerbridge Capital Partners SBS, L.P., DB Investment Partners, Inc., Wachovia Investment Holdings, LLC, Deutsche Bank Securities Inc., Deutsche Bank AG New York Branch, Wachovia Capital Markets, LLC, Wachovia Bank, National Association and Wachovia Investment Holdings, LLC.

99.1         Press Release of Penn National Gaming, Inc., dated July 3, 2008.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 9, 2008                                                                           PENN NATIONAL GAMING, INC.

                                                                                                             By:  /s/   Robert Ippolito
                                                                                                             Name:     Robert Ippolito
                                                                                                             Title:       Vice President, Secretary
                                                                                                                              and Treasurer